Exhibit (10) (g)



            ADDENDUM TO LEASE DATED SEPTEMBER 8, 1989
        BETWEEN ROWLAND SCHAEFER & ASSOCIATES AS LANDLORD,
               AND CLAIRE'S STORES, INC. AS TENANT

               WHEREAS, Landlord and Tenant entered into an office lease agreement (the "Lease") on September 8, 1989 for approximately 30,070 square feet on the second, third and fourth floors of the building known as Claire's Corporate Plaza (the "Building") located at 3 Southwest 129th Avenue, Pembroke Pines, Florida; and

               WHEREAS, the Lease was amended by an Amendment to office Lease Agreement dated July, 1990 ("Lease
     Amendment"); and

               WHEREAS, Tenant wishes to lease an additional 500
     (more or less) square feet of space on the second floor of the Building;

               NOW, THEREFORE, the parties hereby agree as follows:

               1. All terms used herein shall have the same meaning as identical terms in the Lease and Lease
     Amendment.

               2. Additional Premises. Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from landlord those certain additional premises (the "Additional Premises") comprising approximately 500 feet on the second floor of the Building more particularly described as Suite
               #205 of the    building.

               3. Term. This Lease shall be co-terminus with the lease dated September 8, 1989 between Tenant and Landlord, unless sooner terminated or extended as provided in the Lease and Lease Amendment.

               4. Option to Renew. Provided that Tenant has not been in default of any of the terms, conditions or provisions of the Lease, the LeaseAmendment, or this Addendum to lease at any time during the Additional lease Term, then Tenant shall have the option, but only
     if exercised in writing by January 31, 2000, to renew
     this Additional Lease Term for an additional five (5)
     years upon all of the terms, conditions, provisions and covenants set forth in this Addendum to Lease and in the Lease and Lease Amendment. In the event of exercise
     of the option to renew, in addition to the "Adjustment Month" set forth in paragraph 7 of this Addendum to
     Lease, the Monthly Base Rent shall also be adjusted in
     the month of August in the following years: 2000, 2001,
          2002,     2003 and 2004.

               5. Base Rent. The Annual Base Rent during the Additional lease Term shall be increased by $8,466.09 per year so that the same shall be $517,616.64 per year (payable in equal monthly installments of $43,134.72 per month).

               6. Additional Rent. Tenant's Proportionate Share of operating expenses and taxes shall be increased during the Additional Lease Term from 63.72% to 64.78%.

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               7.   Cost of Living Increase. With respect to the
     cost of living increase, the Base Index shall be deed the Price Index as of October 1, 1990. The Adjustment
     Month shall remain the month of November in each of the following years: 1991, 1992, 1993, 1994, 1995, 1996,
     1997, 1998 and 1999.
               8. Construction of Tenant Improvements. Tenant shall be fully responsible for the construction and cost of its own Tenant Improvements ("Tenant's work").

               Except as set forth herein to the contrary, all of the terms and provisions of the Lease and the Lease
     Amendment shall remain in full force and effect according to their terms, which terms and conditions are incorporated herein.


                                        WITNESSES:
                                        LANDLORD: Rowland Schaefer &
                                        Associates, A
                                        Florida general
                                        partnership by its
                                        general partners.

                                        Scharol, Inc.


                                        by:
                                        Ira Kaplan, Secretary/Treasurer


                                        Dated:         1/30/97

                                        Sharsea, Inc.


                                        by:
                                        //'Ira Kaplan, Secretary/Treasurer


                                        Dated:          1/30/97
                                        TENANT: Claire's Stores, Inc.


                                        by:

                                        Robert Lewis, Vice President/Finance


                                        Dated:           1/31/97

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